APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Portfolios

Bloomberg Barclays US Aggregate ex-Corporate Portfolio

Core Bond Portfolio

Disciplined Large Cap Portfolio

Diversified Large Cap Growth Portfolio

Emerging Growth Portfolio

Factor Enhanced Emerging Markets Portfolio1

Factor Enhanced International Portfolio1

Factor Enhanced Large Cap Portfolio1

Factor Enhanced Small Cap Portfolio1

High Yield Corporate Bond Portfolio

Index Portfolio

Investment Grade Corporate Bond Portfolio

Large Company Value Portfolio1

Real Return Portfolio

Small Cap Value Portfolio

Strategic Retirement Bond Portfolio

U.S. REIT Portfolio

Appendix A amended:  August 15, 2018

1. On August 15, 2018, the Board of Trustees of Wells Fargo Master Trust approved Wells Capital Management (“WellsCap”) as the sub-adviser to the Portfolios currently sub-advised by Analytic Investors (“Analytic”).  This sub-advisory change will become effective upon the completion of the transfer of Analytic’s advisory business to WellsCap on or about November 1, 2018.

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

AMENDED AND RESTATED FEE AGREEMENT

WELLS FARGO MASTER TRUST

            This amended and restated fee agreement is made as of the 31st day of March, 2001, and is amended as of the 15th day of August, 2018, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”) and

            WHEREAS, the parties and Wells Fargo Master Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a “Portfolio” and collectively the “Portfolios”).

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of each Portfolio (or managed portion thereof) throughout the month:

Name of Portfolio	Sub-Advisory Rate
Bloomberg Barclays US Aggregate ex-Corporate Portfolio	First 200M Next 300M Over 500M	0.04% 0.035% 0.03%
Core Bond Portfolio	First 100M Next 200M Next 200M Over 500M	0.20% 0.175% 0.15% 0.10%
Disciplined Large Cap Portfolio	First 100M Next 200M Over 300M	0.20% 0.175% 0.15%
Diversified Large Cap Growth Portfolio (Asset Sleeve Managed by Golden Capital Team)	First 1B Over 1B	0.35% 0.30%
Diversified Large Cap Growth Portfolio (All Other Asset Sleeves)	First 100M Next 200M Next 500M Over 800M	0.30% 0.275% 0.25% 0.20%
Emerging Growth Portfolio	First 100M Next 100M Over 200M	0.55% 0.50% 0.40%
Factor Enhanced Emerging Markets Portfolio[1]	First 200M Next 300M Over 500M	0.08% 0.07% 0.05%
Factor Enhanced International Portfolio[1]	First 200M Next 300M Over 500M	0.08% 0.07% 0.05%
Factor Enhanced Large Cap Portfolio[1]	First 200M Next 300M Over 500M	0.06% 0.05% 0.04%
Factor Enhanced Small Cap Portfolio[1]	First 200M Next 300M Over 500M	0.08% 0.07% 0.05%
High Yield Corporate Bond Portfolio	First 200M Next 300M Over 500M	0.09% 0.08% 0.07%
Index Portfolio	First 100M Next 100M Over 200M	0.05% 0.03% 0.02%
Investment Grade Corporate Bond Portfolio	First 200M Next 300M Over 500M	0.04% 0.035% 0.03%
Large Company Value Portfolio[1]	First 100M Next 200M Over 300M	0.25% 0.20% 0.15%
Real Return Portfolio	First 100M Next 200M Next 200M Over 500M	0.28% 0.25% 0.22% 0.18%
Small Company Value Portfolio	First 100M Next 100M Over 200M	0.55% 0.50% 0.40%
Strategic Retirement Bond Portfolio	First 200M Next 300M Over 500M	0.04% 0.035% 0.03%
U.S. REIT Portfolio	First 200M Next 300M Over 500M	0.06% 0.05% 0.04%

            If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Portfolio.

Schedule A amended: August 15, 2018

1. On August 15, 2018, the Board of Trustees of Wells Fargo Master Trust approved Wells Capital Management (“WellsCap”) as the sub-adviser to the Portfolios currently sub-advised by Analytic Investors (“Analytic”).  This sub-advisory change will become effective upon the completion of the transfer of Analytic’s advisory business to WellsCap on or about November 1, 2018.

The foregoing fee schedule is agreed to as of August 15, 2018 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

       Paul Haast

       Senior Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:

      Karen Norton

       Chief Operating Officer